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                                                                  EXHIBIT 23.4

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

     As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the registration statement on Form S-8 to be filed by Pure Resources, Inc. on or about the date hereof, of all references to our firm included in the proxy/statement prospectus of Pure Resources, Inc. in its registration statement on Form S-4 (File No. 333-34970), including under the heading of "Experts" in the proxy statement/prospectus.



                                    WILLIAMSON PETROLEUM CONSULTANTS, INC.


Midland, Texas
May 25, 2000